Keith Hershey Sheehan Benoit Dempsey & Oman, P.C. Letterhead


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


      We consent to the use herein of our report dated November 20, 1995, as it pertains to the audited balance sheet of Falmouth Co-operative Bank as of September 30, 1995 and the related statements of income, changes in stockholders' equity and cash flows for the year then ended, and its inclusion in the amended Form 10-KSB of Falmouth Bancorp, Inc. for the year ended September 30, 1997.



/s/ KEITH HERSEY SHEEHAN BENOIT DEMPSEY & OMAN, P.C.
February 18, 1998